                                                 UNITED STATES
                                       SECURITIES AND EXCHANGE COMMISSION
                                             WASHINGTON, D.C. 20549
                                     --------------------------------------

                                                    FORM 8-K
                                                 CURRENT REPORT

                                        Pursuant to Section 13 or 15(d)
                                     Of the Securities Exchange Act Of 1934

                       Date of Report (Date of Earliest Event Reported): November 4, 2004

                                          THE PHOENIX COMPANIES, INC.
                           ---------------------------------------------------------
                             (Exact Name of Registrant as Specified in Its Charter)

             Delaware                                1-16517                               06-0493340
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   (State or Other Jurisdiction              (Commission File Number)                    (IRS Employer
        of Incorporation)                                                              Identification No.)

            One American Row, Hartford, CT                                        06102-5056
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       (Address of Principal Executive Offices)                                   (Zip Code)

      Registrant's telephone number, including area code:                             (860) 403-5000
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Item 1.01.     Entry Into a Material Definitive Agreement

     The Phoenix Companies, Inc. and Michael E. Haylon, its Executive Vice President and Chief Financial
Officer, have agreed to enter into a Restricted Stock Units Agreement, effective as of November 4, 2004, upon essentially the following terms, among others: (i) the 63,712 restricted stock units, or RSUs, awarded to Mr.
Haylon on November 4, 2004, will vest on the earlier of (a) November 4, 2007 or (b) a Change in Control (as
defined in Mr. Haylon's Change of Control Agreement) with a termination of Mr. Haylon's employment other than for "cause"; and (ii) for each RSU which vests, one share of The Phoenix Companies, Inc. common stock will be issued on the later of June 26, 2006 or its date of vesting.

                                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     THE PHOENIX COMPANIES, INC.

Date:  November 10, 2004                             By:    /s/ Carole A. Masters
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                                                            Name:   Carole A. Masters
                                                            Title:  Vice President